UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 4, 2013

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

On March 4, 2013, four hospitals wholly owned by HealthSouth Corporation (“HealthSouth”) received document subpoenas issued from the Miami Lakes, Florida, office of the U.S. Department of Health and Human Services, Office of the Inspector General (the “HHS-OIG”). These hospitals process all of their Medicare claims through the same Medicare administrative contractor, Cahaba Government Benefit Administrators, LLC. Each subpoena is in connection with an investigation of alleged improper or fraudulent claims submitted to Medicare and Medicaid and requests documents and materials relating to practices, procedures, protocols and policies, of certain pre- and post-admissions activities at these hospitals including, among other things, marketing functions, pre-admission screening, post-admission physician evaluations, patient assessment instruments, individualized patient plans of care, and compliance with the Medicare 60% rule. Under the Medicare rule commonly referred to as the “60% rule,” an inpatient rehabilitation hospital must treat 60% or more of its patients from at least one of a specified list of medical conditions in order to be reimbursed at the inpatient rehabilitation hospital payment rates, rather than at the lower acute care hospital payment rates. The subpoenas also request complete copies of medical records for 100 patients treated at each of these hospitals between September 2008 and June 2012.

In 2009, the United States Centers for Medicare and Medicaid Services issued new coverage rules and coverage criteria applicable for reimbursement as an inpatient rehabilitation hospital that became effective in January 2010. Many of these rules and criteria focused on the adequacy of documentation, with an emphasis on ensuring a patient's medical record contained certain information, such as pre-admission screening documentation and post-admission physician evaluations. HealthSouth, in advance of the effective date of these new coverage rules and coverage criteria, undertook efforts to publish an extensive compliance guide and to institute a standardized, company-wide training program to ensure compliance with these new coverage rules and criteria. HealthSouth also has significant on-going training and education regarding compliance with these rules and criteria. Although HealthSouth does not know the origin of this investigation, the HHS-OIG issued in 2012 a Work Plan for Fiscal Year 2013, a summary of new and ongoing HHS-OIG review activities, that identified areas of focus in the inpatient rehabilitation industry, including proper documentation of pre-admission screening and post-admission physician evaluations and timely submission of patient assessment instruments.
HealthSouth is cooperating fully with the HHS-OIG in connection with these subpoenas and is currently unable to predict the timing or outcome of this investigation. From October 2008 through July 2012, the four hospitals that received these subpoenas had discharges and associated net operating revenues attributable to Medicare reimbursement, including through the Medicare Advantage program, representing approximately 3.9% of HealthSouth's consolidated discharges and 3.8% of consolidated net operating revenues.

Forward-Looking Statements
Statements contained in this Form 8-K which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, regulatory investigations, HealthSouth's plan to repurchase its debt or equity securities, including by means of a tender offer, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures, or its leverage ratio. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including the Houston long-term acute care hospital HHS-OIG investigation or the investigation involving the four inpatient rehabilitation hospitals; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; potential disruptions or incidents affecting the proper operation, availability, or security of HealthSouth's information systems; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including the Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: March 5, 2013